Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-261325) on Form S-3 and the registration statements (No. 333-111280, No. 333-111281, No. 333- 111282, No. 333-139208, No. 333-
174997, No. 333-174988, No. 333-211584, No. 333-218555, No. 333-252257, and No. 333-273376) on Form
S-8 of Conn’s, Inc. of our report dated August 31, 2021, with respect to the financial statements of W.S.
Badcock LLC (f/k/a W.S. Badcock Corporation), which report appears in the Current Report on Form 8-K/A of
Conn’s, Inc.

/s/ KPMG LLP
Tampa, FL
March 4, 2024